UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 13, 2019 (November 12, 2019)

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda	001-34042	98-0570192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

94 Pitts Bay Road, Pembroke HM08, Bermuda

(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on Which Registered
Common Shares, par value $0.01 per share	MHLD	NASDAQ Capital Market
Series A Preference Shares, par value $0.01 per share	MH.PA	New York Stock Exchange
Series C Preference Shares, par value $0.01 per share	MH.PC	New York Stock Exchange
Series D Preference Shares, par value $0.01 per share	MH.PD	New York Stock Exchange

Item 2.02	Results of Operations and Financial Condition.

On November 12, 2019, the Company issued a press release announcing its results of operations for the three and nine months ended September 30, 2019. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.
 The information contained in this Item 2.02 and in the accompanying exhibit shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibit

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated November 12, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 13, 2019	MAIDEN HOLDINGS, LTD.

		By:	/s/ Denis M. Butkovic
Denis M. Butkovic
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated November 12, 2019

Exhibit 99.1

PRESS RELEASE

Maiden Holdings, Ltd. Announces
Third Quarter 2019 Financial Results

PEMBROKE, Bermuda, November 12, 2019 - Maiden Holdings, Ltd. (NASDAQ:  MHLD) ("Maiden" or the "Company") today reported a third quarter of 2019 net loss attributable to Maiden common shareholders of $58.3 million or $0.70 per diluted common share, compared to a net loss attributable to Maiden common shareholders of $308.8 million or $3.72 per diluted common share in the third quarter of 2018. Combined ratio(10) was 190.8% in the third quarter 2019 compared to 150.8% in the same period in 2018.
Non-GAAP operating earnings(11) were $39.8 million, or $0.48 per diluted common share in the third quarter of 2019 compared with a non-GAAP operating loss of $240.9 million, or $2.90 per diluted common share in the third quarter of 2018. Non-GAAP combined ratio(18) for the third quarter of 2019 was 81.3%, compared with 150.8% in the third quarter of 2018.
Maiden's book value per common share(1) was $0.82 at September 30, 2019, compared to $1.08 at December 31, 2018. On a non-GAAP basis, adjusted for the unamortized deferred gain on retroactive reinsurance recognized as of September 30, 2019 of $104.5 million, the adjusted book value per common share(16) was $2.08 at September 30, 2019.
Commenting on the third quarter 2019 financial results, Lawrence F. Metz, Maiden’s President and Chief Executive Officer said, “While our reported results continue to show the impact of additional reserve development, we are pleased that non-GAAP operating results have now turned positive during the third quarter, and the benefits of the numerous steps we have taken to set Maiden on a course to recovery are emerging. While more work remains, we believe these are all positive steps for Maiden.”
Patrick J. Haveron, Maiden’s Chief Financial Officer and Chief Operating Officer added, “Our recently completed LPT/ ADC Agreement with Enstar is having the tempering effect it was designed to have as we continue to de-risk our balance sheet and transition away from the reserve volatility of the last two years. Our third quarter reported results reflect the continuing challenges in certain lines of business such as General Liability and Commercial Auto Liability, the latter which has plagued the industry for an extended period. While this adverse development is being offset in part by continuing favorable development in Workers’ Compensation, we continue to closely monitor and respond to continued observed volatility and unfavorable emergence in those liability lines. Despite this, the cumulative impact of our strategic efforts is highlighted in our adjusted book value per share, and tracks with the continuing strengthening of our solvency ratios, which now exceed target levels at both the group and operating company level. We look for further improvements in these ratios as we close 2019.”
Consolidated Results for the Quarter Ended September 30, 2019
Net loss attributable to Maiden common shareholders for the three months ended September 30, 2019 was $58.3 million compared to net loss of $308.8 million for the same period in 2018. The net improvement in results for the three months ended September 30, 2019 compared to the same period in 2018 was primarily due to the following:

•
net loss from continuing operations of $58.1 million in the third quarter 2019 compared to net loss from continuing operations of $240.4 million for the same period in 2018, largely due to the following:

◦
an underwriting loss(5) of $80.3 million in the third quarter 2019 compared to $251.2 million in the same period in 2018. As noted, combined ratio(10) was 190.8% in the third quarter 2019 compared to 150.8% in the same period in 2018. The reduction in the underwriting loss was due to lower adverse prior year loss development incurred, primarily within AmTrust Reinsurance segment, of $63.2 million or 66.2 combined ratio percentage points in the third quarter of 2019 compared to adverse prior year loss development of $212.5 million or 40.7 combined ratio percentage points during the same period in 2018;

◦	realized gains on investment of $12.7 million for the three months ended September 30, 2019 compared to realized losses of $0.2 million for the same period in 2018;

◦	foreign exchange and other gains of $7.8 million for the three months ended September 30, 2019 compared to foreign exchange losses of $0.6 million for the same period in 2018; and

◦
no dividends paid to preference shareholders for the three months ended September 30, 2019 compared to $8.5 million for the same period in 2018 due to our Board not declaring preferred share dividends during 2019.

•
net loss from discontinued operations of $0.3 million compared to net loss from discontinued operations of $59.8 million for the same period in 2018 as the prior year period included the impairment of goodwill and intangible assets of $74.2 million that was recognized due to the sale of Maiden Reinsurance North America, Inc. ("Maiden US") partly offset by the $7.5 million in proceeds from the sale of the renewal rights of certain treaty reinsurance business of Maiden US pursuant to the Renewal Rights Agreement ("Renewal Rights") entered into with Transatlantic Reinsurance Company on August 29, 2018.

In the third quarter of 2019, gross premiums written were $35.8 million, compared to $484.5 million in the prior year quarter, primarily due to the termination of both quota share contracts in the AmTrust Reinsurance segment and the return of unearned premiums on certain lines covered by the partial termination amendment ("Partial Termination Amendment") with AmTrust Financial Services, Inc. ("AmTrust") effective January 1, 2019. Net premiums earned were $94.9 million in the third quarter of 2019, compared to $520.1 million in the third quarter of 2018 due to the combined impact of the terminated quota share contracts within the AmTrust Reinsurance segment, non-renewals in Maiden Reinsurance Ltd.'s ("Maiden Bermuda') European Capital Solutions business and a reduction in the German Auto programs produced by the Company's IIS unit within its Diversified Reinsurance segment.
During the third quarter of 2019, net investment income decreased to $13.2 million from $34.4 million in the third quarter of 2018. The decline was primarily attributable to the one-time payments of interest totaling $13.6 million (in relation to the implementation of the following two agreements each dated as of July 31, 2019: (i) the Loss Portfolio and Adverse Development Cover Agreement (“LPT/ADC Agreement”) with Enstar Group Limited ("Enstar') and (ii) the Commutation and Release Agreement (“Commutation and Release Agreement”) between Maiden Bermuda and AmTrust International Insurance, Ltd. (“AII”)) with payments to Enstar (of $7.3 million) and AmTrust (of $6.3 million), effective January 1, 2019. Net investment income further decreased due to the decline in average investable assets of 13.4% and decrease in average yield to 2.9% (excluding the aforementioned one-time interest payments to Enstar and AmTrust) from 3.3% in the same period in 2018.
Realized gains of $12.7 million for the three months ended September 30, 2019 were primarily due to sales of corporate bonds during the third quarter for the settlement of the commutation payment to AII pursuant to the Commutation and Release Agreement via transfer of cash and invested assets on August 12, 2019.
During the third quarter of 2019, net loss and loss adjustment expenses decreased to $140.9 million from $600.3 million in the third quarter of 2018, primarily as a result of lower earned premiums within the AmTrust Reinsurance segment. The third quarter of 2019 loss ratio(6) was 147.6% compared to 115.0% reported in the third quarter of 2018, which increased primarily due to a significant change in the mix of business resulting from the Partial Termination Amendment with AmTrust and the termination of both AmTrust quota share contracts effective January 1, 2019. Prior year adverse loss development was $63.2 million for the third quarter of 2019, compared to $212.5 million for the same period in 2018. The prior year loss development figure includes the recognition of $27.6 million (or 28.9 net loss and LAE ratio and combined ratio percentage points) related to the application of the $40.5 million loss corridor cap on AmTrust program business during the three months ended September 30, 2019, pursuant to the previously announced Post-Termination Endorsement of the reinsurance contracts between the Company and AmTrust.
Commission and other acquisition expenses decreased to $32.8 million in the third quarter of 2019, from $167.6 million in the third quarter of 2018 due to significantly lower earned premiums resulting from the terminations in the AmTrust Reinsurance segment. The commission and other acquisition expense ratio(7) increased 2.2 points to 34.3% for the third quarter of 2019 from 32.1% for the same period in 2018 as a result of the additional ceding commission agreed under the Partial Termination Amendment with AmTrust of $3.5 million.
General and administrative expenses for the third quarter of 2019 decreased to $8.5 million, compared to $19.2 million in the third quarter of 2018, primarily related to salaries and related benefits for headcount reductions occurring in 2019. The general and administrative expense ratio(8) in the third quarter of 2019 increased to 8.9% from 3.7% in the third quarter of 2018 primarily as a result of lower earned premiums, while the total expense ratio(9) was 43.2% in the third quarter of 2019 compared with 35.8% for the same period in 2018.

Consolidated Results for the Nine Months Ended September 30, 2019
Net loss attributable to Maiden common shareholders for the nine months ended September 30, 2019 was $110.4 million compared to net loss of $301.0 million for the same period in 2018. The net improvement in results for the nine months ended September 30, 2019 compared to the same period in 2018 was primarily due to the following:

•	net loss from continuing operations of $88.0 million compared to net loss from continuing operations of $233.6 million for the same period in 2018 largely due to the following:

•
an underwriting loss of $162.1 million compared to $287.9 million for the same period in 2018. Combined ratio for the nine months ended September 30, 2019 increased to 146.0%, compared to 120.7% for the same period in 2018. The reduction in the underwriting loss was principally due to the impact of:

◦
lower adverse prior year loss development incurred, primarily within the AmTrust Reinsurance segment, of $96.5 million or 23.3 combined ratio percentage points for the nine months ended September 30, 2019 compared to $250.5 million or 16.2 combined ratio percentage points during the same period in 2018; partly offset by

◦
higher initial loss ratios on current year premiums earned during the period within the AmTrust Reinsurance segment (which excludes the terminated business under the Partial Termination Amendment (the "Terminated Business")); and

◦
higher ceding commission payable which increased by five percentage points, or $17.6 million, for the remaining in-force business immediately prior to January 1, 2019 (excluding Terminated Business) and related unearned premium as of January 1, 2019 under the Partial Termination Amendment with AmTrust.

•	realized gains on investment of $25.7 million for the nine months ended September 30, 2019 compared to realized losses of $0.3 million for the same period in 2018;

•
foreign exchange and other gains of $14.0 million for the nine months ended September 30, 2019 compared to foreign exchange gains of $1.9 million for the same period in 2018 largely due to the proceeds from the sale of AVS Automotive VersicherungsService GmbH ("AVS") and its subsidiaries to Allianz Partners on January 10, 2019. Excluding the gain of $4.3 million from the sale of AVS, net foreign exchange gains of $9.7 million were realized during the nine months ended September 30, 2019 primarily due to the impact of the strengthening of the U.S. dollar versus the euro and British pound; and

•
no dividends were paid to preference shareholders for the nine months ended September 30, 2019 compared to $25.6 million for the same period in 2018. Our Board of Directors have not declared dividends on any of our preference shares during 2019.

•
net loss from discontinued operations of $22.3 million compared to net loss from discontinued operations of $41.6 million for the same period in 2018 largely as a result of the Settlement and Commutation Agreement entered into by Maiden and Enstar on July 31, 2019 which caused a net additional loss of $16.7 million to be recognized. The 2018 results included the impairment of goodwill and intangible assets of $74.2 million that was recognized due to the sale of Maiden US, partly offset by the proceeds of the sale of the Renewal Rights of $7.5 million.

During the nine months ended September 30, 2019, gross premiums written were negative $523.2 million compared to $1.63 billion for the same period in the prior year primarily due to the termination of both quota share contracts in the AmTrust Reinsurance segment and the return of unearned premiums on certain lines covered by the Partial Termination Amendment with AmTrust, effective January 1, 2019. Net premiums earned were $412.0 million during the nine months ended September 30, 2019, compared to $1.54 billion for the same period in 2018 due to the combined impact of the terminated quota share contracts within the AmTrust Reinsurance segment as well as the reduction in the German Auto programs produced by the Company's IIS unit within its Diversified Reinsurance segment.
During the nine months ended September 30, 2019, net investment income decreased to $76.4 million from $101.5 million for the same period in 2018 largely due to the decline in average investable assets of 6.7% and decrease in average yield to 3.1% (excluding the aforementioned one-time interest payments to Enstar and AmTrust) from 3.2% for the same period in 2018.
Realized gains of $25.7 million for the nine months ended September 30, 2019 were primarily driven by sales of corporate bonds during the second and third quarter in anticipation of completing and funding the LPT/ADC with Enstar and the commutation payment to AII pursuant to the Commutation and Release Agreement, partially offset by net investment losses realized on the non-cash transfer of corporate and other debt securities in the first quarter of 2019 related to the Partial Termination Amendment with AmTrust and the conversion of a portion of reinsurance trust assets held as collateral into funds withheld receivable.
During the nine months ended September 30, 2019, net loss and loss adjustment expenses decreased to $415.1 million from $1.32 billion for the same period in 2018, primarily as a result of lower earned premiums within the AmTrust Reinsurance segment.

During the nine months ended September 30, 2019, the loss ratio was 100.3% compared to 85.4% reported for the same period in 2018, which increased primarily due to a significant change in the mix of business resulting from the Partial Termination Amendment with AmTrust. Prior year adverse loss development was $96.5 million for the first nine months of 2019, compared to $250.5 million for the same period in 2018. The prior year loss development figure includes the recognition of $27.6 million (or 6.7 net loss and LAE ratio and combined ratio percentage points) related to the application of the $40.5 million loss corridor cap on AmTrust program business during the nine months ended September 30, 2019, pursuant to the previously announced Post-Termination Endorsement of the reinsurance contracts between the Company and AmTrust.
Commission and other acquisition expenses decreased to $152.0 million during the nine months ended September 30, 2019, from $497.0 million for the same period in 2018 due to significantly lower earned premiums resulting from the terminations in the AmTrust Reinsurance segment. The commission and other acquisition expense ratio increased 4.6 points to 36.7% for the nine months ended September 30, 2019 from 32.1% for the same period in 2018 as a result of the additional ceding commission of $17.6 million agreed under the Partial Termination Amendment with AmTrust.
General and administrative expenses for the nine months ended September 30, 2019 decreased to $37.3 million, compared to $49.7 million for the same period in 2018, primarily related to salaries and related benefits for headcount reductions occurring in 2019. The general and administrative expense ratio for the nine months ended September 30, 2019 increased to 9.0% from 3.2% for the same period in 2018 as a result of lower earned premiums, while the total expense ratio was 45.7% in the nine months ended September 30, 2019 compared with 35.3% for the same period in 2018.

LPT/ADC Agreement with Enstar
Pursuant to the LPT/ADC Agreement, Enstar's Bermuda subsidiary, Cavello Bay Reinsurance Ltd. ("Cavello") assumed liabilities for loss reserves as of December 31, 2018 associated with the AmTrust Quota Share in excess of a $2.179 billion retention, up to $600.0 million in exchange for a retrocession premium of $445.0 million. The $2.179 billion retention will be subject to adjustment for paid losses subsequent to December 31, 2018. The LPT/ADC Agreement provides Maiden Bermuda with $155.0 million in adverse development cover over its carried AmTrust Quota Share loss reserves at December 31, 2018. The LPT/ADC Agreement meets the criteria for risk transfer and therefore has been accounted for as retroactive reinsurance.
Cumulative ceded losses exceeding $445.0 million would result in a deferred gain which will be amortized into income over the settlement period in proportion to cumulative losses collected over the estimated ultimate reinsurance recoverable. Consequently, cumulative adverse development for losses subject to the LPT/ADC Agreement subsequent to December 31, 2018 may result in significant losses from operations until periods when the deferred gain is recognized as a benefit to earnings. At September 30, 2019, the unamortized deferred gain liability recognized for retroactive reinsurance under the LPT/ADC Agreement was approximately $104.5 million.
Amortization of the deferred gain will not occur until paid losses have exceeded the minimum retention under the LPT/ADC Agreement. The current estimated payout period for the losses covered by the LPT/ADC Agreement before the minimum retention is exceeded is approximately five years.
Non-GAAP Operating Results for the Three and Nine Months Ended September 30, 2019
Non-GAAP operating earnings were $39.8 million, or $0.48 per diluted common share in the third quarter of 2019 compared with a non-GAAP operating loss of $240.9 million, or $2.90 per diluted common share in the third quarter of 2018. Non-GAAP combined ratio(17) for the third quarter of 2019 was 81.3%, compared with 150.8% in the third quarter of 2018.
Non-GAAP operating loss was $9.1 million, or $0.11 per diluted common share for the nine months ended September 30, 2019 compared with a non-GAAP operating loss of $253.6 million, or $3.05 per diluted common share in the same period in 2018. Non-GAAP combined ratio for the nine months ended September 30, 2019 was 120.8%, compared with 120.7% in the same period in 2018.
Management has adjusted the GAAP net loss and underwriting results as well as the loss and LAE ratios and combined ratios by recognizing the unamortized deferred gain arising from the LPT/ADC Agreement which is fully recoverable from Cavello to show the ultimate economic benefit of the LPT/ADC Agreement to Maiden.
For the three and nine months ended September 30, 2019, the improvements in the non-GAAP operating earnings (loss) and non-GAAP operating earnings (loss) per share, along with the non-GAAP combined ratio, primarily reflect the impact of unfavorable loss development for which we have ceded that risk under a retroactive reinsurance agreement. The amount recognized as an unamortized deferred gain liability for the three and nine months ended September 30, 2019 under this agreement was $104.5 million.
Adjusted for the amortization into income of the deferred gain on retroactive reinsurance of $104.5 million during the three and nine months ended September 30, 2019, non-GAAP net loss and LAE(17) were $36.3 million and $310.6 million, respectively, and the non-GAAP net loss and LAE ratios(17) were 38.1% and 75.1%, respectively, compared to 115.0% and 85.4% for the respective comparative periods in 2018.
Adjusted for the amortization into income of the deferred gain on retroactive reinsurance of $104.5 million during the three months ended September 30, 2019, adjusted non-GAAP underwriting income(17) was $24.3 million compared to underwriting loss of $251.2 million for the comparative period in 2018. Non-GAAP combined ratio during the three months ended September 30, 2019 was 81.3% compared to 150.8% during the same period in 2018.
Adjusted for the amortization into income of the deferred gain on retroactive reinsurance of $104.5 million during the nine months ended September 30, 2019, non-GAAP underwriting loss was $57.6 million compared to $287.9 million in the comparative period in 2018. Non-GAAP combined ratio during the nine months ended September 30, 2019 was 120.8% compared to 120.7% during the same period in 2018.
Excluding the adverse development subject to the LPT/ADC Agreement for the first half of 2019 of $30.6 million, during the three months ended September 30, 2019, the non-GAAP net loss and LAE and non-GAAP underwriting loss were $66.9 million and $113.3 million, respectively, and the non-GAAP net loss and LAE ratio and combined ratio were 70.1% and 113.3%, respectively.
These non-GAAP measures include the recognition of $27.6 million (or 28.9 and 6.7 net loss and LAE ratio and combined ratio percentage points for the three and nine months ended September 30, 2019, respectively) related to the application of the $40.5 million loss corridor cap on AmTrust program business during the three and nine months ended September 30, 2019, pursuant to the previously announced Post-Termination Endorsement of the reinsurance contracts between the Company and AmTrust.

Other Financial Matters
Total assets were $3.8 billion at September 30, 2019, compared to $5.3 billion at December 31, 2018. Shareholders' equity was $533.2 million at September 30, 2019, compared to $554.3 million at December 31, 2018. Adjusted shareholders' equity(16) was $637.7 million at September 30, 2019, reflecting the unamortized deferred gain on retroactive reinsurance of $104.5 million.
Quarterly Dividends
The Company's Board of Directors did not authorize any quarterly dividends related to either its common shares or any series of its preferred shares.
Report on Form 10-Q for the Quarter Ended September 30, 2019
The Company’s report on Form 10-Q for the quarter ended September 30, 2019 was filed with the U.S. Securities and Exchange Commission on November 13, 2019. Additional information on the matters reported in this news release along with other required disclosures can be found in that filing.
About Maiden Holdings, Ltd.
Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007.

(2)(5)(11)(12)(16)(17) Please see the Non-GAAP Financial Measures table for additional information on these non-GAAP financial measures and reconciliation of these measures to GAAP measures.
 (6)(7)(8)(9)(10)(17) Loss ratio, commission and other acquisition expense ratio, general and administrative expense ratio, expense ratio and combined ratio are non-GAAP operating metrics. Please see the additional information on these measures under Non-GAAP Financial Measures tables.
Forward Looking Statements

This release contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, developments of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions and unusual frequency of storm activity, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in Item 1A. Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2018 as updated in periodic filings with the SEC. However these factors should not be construed as exhaustive. Forward-looking statements speak only as of the date they are made and the Company undertakes no obligation to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

CONTACT:

Sard Verbinnen & Co.
Maiden-SVC@sardverb.com

MAIDEN HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share and per share data)

	September 30, 2019	December 31, 2018
ASSETS	(Unaudited)	(Audited)
Investments:
Fixed maturities, available-for-sale, at fair value (amortized cost 2019 - $2,040,852; 2018 - $3,109,980)	$2,059,560	$3,051,568
Fixed maturities, held-to-maturity, at amortized cost (fair value 2018 - $998,012)	—	1,015,681
Other investments, at fair value	30,412	23,716
Total investments	2,089,972	4,090,965
Cash and cash equivalents	39,755	200,841
Restricted cash and cash equivalents	33,171	130,148
Accrued investment income	19,139	27,824
Reinsurance balances receivable, net	46,291	67,997
Reinsurance recoverable on unpaid losses	615,481	71,901
Loan to related party	167,975	167,975
Deferred commission and other acquisition expenses, net	90,367	388,442
Funds withheld receivable	678,775	27,039
Other assets	11,029	10,700
Assets held for sale	—	103,628
Total assets	$3,791,955	$5,287,460
LIABILITIES
Reserve for loss and loss adjustment expenses	$2,625,858	$3,126,134
Unearned premiums	261,130	1,200,419
Deferred gain on retroactive reinsurance	104,542	—
Accrued expenses and other liabilities	12,416	66,183
Senior notes - principal amount	262,500	262,500
Less: unamortized debt issuance costs	7,646	7,806
Senior notes, net	254,854	254,694
Liabilities held for sale	—	85,114
Total liabilities	3,258,800	4,732,544
Commitments and Contingencies
EQUITY
Preference shares	465,000	465,000
Common shares	881	879
Additional paid-in capital	751,138	749,418
Accumulated other comprehensive income (loss)	21,936	(65,616)
Accumulated deficit	(674,267)	(563,891)
Treasury shares, at cost	(31,533)	(31,515)
Total Maiden Shareholders’ Equity	533,155	554,275
Noncontrolling interest in subsidiaries	—	641
Total Equity	533,155	554,916
Total Liabilities and Equity	$3,791,955	$5,287,460

Book value per common share(1)	$0.82	$1.08

Common shares outstanding	83,111,180	82,948,577

MAIDEN HOLDINGS, LTD.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues:
Gross premiums written	$35,844	$484,493	$(523,178)	$1,629,347
Net premiums written	$35,944	$482,806	$(525,995)	$1,626,485
Change in unearned premiums	58,954	37,271	937,981	(85,207)
Net premiums earned	94,898	520,077	411,986	1,541,278
Other insurance revenue	554	1,870	2,058	7,629
Net investment income	13,223	34,419	76,367	101,548
Net realized gains (losses) on investment	12,700	(225)	25,685	(282)
Total other-than-temporary impairment losses	(165)	(479)	(165)	(479)
Total revenues	121,210	555,662	515,931	1,649,694
Expenses:
Net loss and loss adjustment expenses	140,860	600,296	415,110	1,323,503
Commission and other acquisition expenses	32,763	167,618	152,036	497,026
General and administrative expenses	8,546	19,207	37,334	49,738
Total expenses	182,169	787,121	604,480	1,870,267
Non-GAAP loss from operations(2)	(60,959)	(231,459)	(88,549)	(220,573)
Other expenses
Interest and amortization expenses	(4,831)	(4,829)	(14,490)	(14,487)
Foreign exchange and other gains (losses)	7,827	(552)	14,013	1,862
Total other expenses	2,996	(5,381)	(477)	(12,625)
Loss before income taxes	(57,963)	(236,840)	(89,026)	(233,198)
Less: income tax expense (benefit)	87	3,573	(977)	402
Net loss from continuing operations	(58,050)	(240,413)	(88,049)	(233,600)
Loss from discontinued operations, net of income tax	(277)	(59,819)	(22,327)	(41,609)
Net loss	(58,327)	(300,232)	(110,376)	(275,209)
Net income attributable to noncontrolling interest	—	(62)	—	(180)
Net loss attributable to Maiden	(58,327)	(300,294)	(110,376)	(275,389)
Dividends on preference shares(3)	—	(8,545)	—	(25,636)
Net loss attributable to Maiden common shareholders	$(58,327)	$(308,839)	$(110,376)	$(301,025)
Basic and diluted loss from continuing operations per share attributable to Maiden common shareholders(15)	$(0.70)	$(3.00)	$(1.06)	$(3.12)
Basic and diluted loss from discontinued operations per share attributable to Maiden common shareholders(15)	—	(0.72)	(0.27)	(0.50)
Basic and diluted loss per share attributable to Maiden common shareholders(15)	$(0.70)	$(3.72)	$(1.33)	$(3.62)
Dividends declared per common share	$—	$0.05	$—	$0.35
Annualized return on average common equity	(238.9)%	(258.4)%	(187.5)%	(74.9)%
Weighted average number of common shares - basic and diluted(15)	83,092,085	83,089,172	83,036,925	83,085,441

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION (Unaudited)
(in thousands of U.S. dollars)

For the Three Months Ended September 30, 2019	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$14,439	$21,405	$—	$35,844
Net premiums written	$14,539	$21,405	$—	$35,944
Net premiums earned	$20,492	$74,406	$—	$94,898
Other insurance revenue	554	—	—	554
Net loss and loss adjustment expenses ("loss and LAE")	(13,807)	(126,945)	(108)	(140,860)
Commission and other acquisition expenses	(7,005)	(25,758)	—	(32,763)
General and administrative expenses(4)	(1,849)	(235)	—	(2,084)
Underwriting loss(5)	$(1,615)	$(78,532)	$(108)	(80,255)
Reconciliation to net loss from continuing operations
Net investment income and realized gains on investment				25,923
Total other-than-temporary impairment losses				(165)
Interest and amortization expenses				(4,831)
Foreign exchange and other gains				7,827
Other general and administrative expenses(4)				(6,462)
Income tax expense				(87)
Net loss from continuing operations				$(58,050)

Net loss and LAE ratio(6)	65.6%	170.6%		147.6%
Commission and other acquisition expense ratio(7)	33.3%	34.6%		34.3%
General and administrative expense ratio(8)	8.8%	0.3%		8.9%
Expense Ratio(9)	42.1%	34.9%		43.2%
Combined ratio(10)	107.7%	205.5%		190.8%

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION (Unaudited)
(in thousands of U.S. dollars)

For the Three Months Ended September 30, 2018	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$31,698	$452,795	$—	$484,493
Net premiums written	$31,291	$451,515	$—	$482,806
Net premiums earned	$28,784	$491,293	$—	$520,077
Other insurance revenue	1,870	—	—	1,870
Net loss and LAE	(19,764)	(579,163)	(1,369)	(600,296)
Commission and other acquisition expenses	(8,961)	(158,657)	—	(167,618)
General and administrative expenses(4)	(4,256)	(952)	—	(5,208)
Underwriting loss(5)	$(2,327)	$(247,479)	$(1,369)	(251,175)
Reconciliation to net loss from continuing operations
Net investment income and realized losses on investment				34,194
Total other-than-temporary impairment losses				(479)
Interest and amortization expenses				(4,829)
Foreign exchange and other losses				(552)
Other general and administrative expenses(4)				(13,999)
Income tax expense				(3,573)
Net loss from continuing operations				$(240,413)

Net loss and LAE ratio(6)	64.5%	117.9%		115.0%
Commission and other acquisition expense ratio(7)	29.2%	32.3%		32.1%
General and administrative expense ratio(8)	13.9%	0.2%		3.7%
Expense Ratio(9)	43.1%	32.5%		35.8%
Combined ratio(10)	107.6%	150.4%		150.8%

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION (Unaudited)
(in thousands of U.S. dollars)

For the Nine Months Ended September 30, 2019	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$41,021	$(564,199)	$—	$(523,178)
Net premiums written	$38,204	$(564,199)	$—	$(525,995)
Net premiums earned	$68,256	$343,730	$—	$411,986
Other insurance revenue	2,058	—	—	2,058
Net loss and LAE	(40,695)	(374,103)	(312)	(415,110)
Commission and other acquisition expenses	(24,413)	(127,623)	—	(152,036)
General and administrative expenses(4)	(6,972)	(2,063)	—	(9,035)
Underwriting loss(5)	$(1,766)	$(160,059)	$(312)	(162,137)
Reconciliation to net loss from continuing operations
Net investment income and realized gains on investment				102,052
Total other-than-temporary impairment losses				(165)
Interest and amortization expenses				(14,490)
Foreign exchange and other gains				14,013
Other general and administrative expenses(4)				(28,299)
Income tax benefit				977
Net loss from continuing operations				$(88,049)

Net loss and LAE ratio(6)	57.9%	108.8%		100.3%
Commission and other acquisition expense ratio(7)	34.7%	37.1%		36.7%
General and administrative expense ratio(8)	9.9%	0.6%		9.0%
Expense Ratio(9)	44.6%	37.7%		45.7%
Combined ratio(10)	102.5%	146.5%		146.0%

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION (Unaudited)
(in thousands of U.S. dollars)

For the Nine Months Ended September 30, 2018	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$111,139	$1,518,208	$—	$1,629,347
Net premiums written	$109,279	$1,517,206	$—	$1,626,485
Net premiums earned	$82,838	$1,458,440	$—	$1,541,278
Other insurance revenue	7,629	—	—	7,629
Net loss and LAE	(51,828)	(1,270,306)	(1,369)	(1,323,503)
Commission and other acquisition expenses	(28,261)	(468,765)	—	(497,026)
General and administrative expenses(4)	(13,330)	(2,954)	—	(16,284)
Underwriting loss(5)	$(2,952)	$(283,585)	$(1,369)	(287,906)
Reconciliation to net loss from continuing operations
Net investment income and realized losses on investment				101,266
Total other-than-temporary impairment losses				(479)
Interest and amortization expenses				(14,487)
Foreign exchange and other gains				1,862
Other general and administrative expenses(4)				(33,454)
Income tax expense				(402)
Net los from continuing operations				$(233,600)

Net loss and LAE ratio(6)	57.3%	87.1%		85.4%
Commission and other acquisition expense ratio(7)	31.3%	32.1%		32.1%
General and administrative expense ratio(8)	14.7%	0.2%		3.2%
Expense Ratio(9)	46.0%	32.3%		35.3%
Combined ratio(10)	103.3%	119.4%		120.7%

MAIDEN HOLDINGS, LTD.
NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Non-GAAP operating earnings (loss) attributable to Maiden common shareholders(11)	$39,834	$(240,895)	$(9,132)	$(253,648)
Non-GAAP basic and diluted operating earnings (loss) per common share attributable to Maiden shareholders	$0.48	$(2.90)	$(0.11)	$(3.05)
Annualized non-GAAP operating return on average common equity(12)	163.2%	(201.6)%	(15.5)%	(63.1)%
Reconciliation of Net loss attributable to Maiden common shareholders to Non-GAAP operating income (loss) attributable to Maiden common shareholders:
Net loss attributable to Maiden common shareholders	$(58,327)	$(308,839)	$(110,376)	$(301,025)
Add (subtract):
Net realized (gains) losses on investment	(12,700)	225	(25,685)	282
Total other-than-temporary impairment losses	165	479	165	479
Foreign exchange and other (gains) losses	(7,827)	552	(14,013)	(1,862)
Loss from NGHC Quota Share run-off	108	1,369	312	1,369
Unamortized deferred gain on retroactive reinsurance	104,542	—	104,542	—
Loss from discontinued operations, net of income tax	277	59,819	22,327	41,609
Interest expense paid resulting from the LPT/ADC Agreement and the Commutation Agreement	13,596	—	13,596	—
Separation costs incurred due to retirement of former executives	—	5,500	—	5,500
Non-GAAP operating earnings (loss) attributable to Maiden common shareholders(11)	$39,834	$(240,895)	$(9,132)	$(253,648)

Weighted average number of common shares - basic and diluted	83,092,085	83,089,172	83,036,925	83,085,441
Reconciliation of diluted loss per share attributable to Maiden common shareholders to Non-GAAP diluted operating earnings (loss) per share attributable to Maiden common shareholders:
Diluted loss per share attributable to Maiden common shareholders	$(0.70)	$(3.72)	$(1.33)	$(3.62)
Add (subtract):
Net realized (gains) losses on investment	(0.15)	—	(0.31)	—
Total other-than-temporary impairment losses	—	0.01	—	0.01
Foreign exchange and other (gains) losses	(0.09)	0.01	(0.17)	(0.03)
Loss from NGHC Quota Share run-off	—	0.01	0.01	0.02
Unamortized deferred gain on retroactive reinsurance	1.26	—	1.26	—
Loss from discontinued operations, net of income tax	—	0.72	0.27	0.50
Interest expense paid resulting from the LPT/ADC Agreement and the Commutation Agreement	0.16	—	0.16	—
Separation costs incurred due to retirement of former executives	—	0.07	—	0.07
Non-GAAP diluted operating earnings (loss) per share attributable to Maiden common shareholders	$0.48	$(2.90)	$(0.11)	$(3.05)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Reconciliation of net loss attributable to Maiden to non-GAAP loss from operations
Net loss attributable to Maiden	$(58,327)	$(300,294)	$(110,376)	$(275,389)
Add (subtract):
Foreign exchange and other (gains) losses	(7,827)	552	(14,013)	(1,862)
Interest and amortization expenses	4,831	4,829	14,490	14,487
Income tax expense (benefit)	87	3,573	(977)	402
Loss from discontinued operations, net of income tax	277	59,819	22,327	41,609
Net income attributable to noncontrolling interest	—	62	—	180
Non-GAAP loss from operations(2)	$(60,959)	$(231,459)	$(88,549)	$(220,573)

Reconciliation of GAAP combined ratio to non-GAAP combined ratio:
Combined ratio	190.8%	150.8%	146.0%	120.7%
Less: Unamortized deferred gain on retroactive reinsurance	109.5%	—	25.2%	—
Non-GAAP combined ratio(17)	81.3%	150.8%	120.8%	120.7%

			September 30, 2019	December 31, 2018
Reconciliation of total Maiden shareholders' equity to adjusted Maiden shareholders' equity
Total Maiden Shareholders’ Equity			$533,155	$554,275
Unamortized deferred gain on retroactive reinsurance			104,542	—
Adjusted Maiden shareholders' equity(16)			$637,697	$554,275

Reconciliation of book value per common share to adjusted book value per common share
Book value per common share			$0.82	$1.08
Add: Unamortized deferred gain on retroactive reinsurance			1.26	—
Adjusted book value per common share(16)			$2.08	$1.08

Non-GAAP underwriting results	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
($ in thousands)	2019	2018	2019	2018
Gross premiums written	$35,844	$484,493	$(523,178)	$1,629,347
Net premiums written	$35,944	$482,806	$(525,995)	$1,626,485
Net premiums earned	$94,898	$520,077	$411,986	$1,541,278
Other insurance revenue	554	1,870	2,058	7,629
Non-GAAP net loss and LAE(17)	(36,318)	(600,296)	(310,568)	(1,323,503)
Commission and other acquisition expenses	(32,763)	(167,618)	(152,036)	(497,026)
General and administrative expenses	(2,084)	(5,208)	(9,035)	(16,284)
Non-GAAP underwriting income (loss)(17)	$24,287	$(251,175)	$(57,595)	$(287,906)

Ratios:
Non-GAAP net loss and LAE ratio(17)	38.1%	115.0%	75.1%	85.4%
Commission and other acquisition expense ratio	34.3%	32.1%	36.7%	32.1%
General and administrative expense ratio	8.9%	3.7%	9.0%	3.2%
Expense ratio	43.2%	35.8%	45.7%	35.3%
Non-GAAP combined ratio(17)	81.3%	150.8%	120.8%	120.7%

Non-GAAP Net Loss and LAE	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
($ in thousands)	2019	2018	2019	2018
Net loss and loss adjustment expenses	$140,860	$600,296	$415,110	$1,323,503
Less: Unamortized deferred gain on retroactive reinsurance	104,542	—	104,542	—
Non-GAAP net loss and loss adjustment expenses(17)	$36,318	$600,296	$310,568	$1,323,503

	September 30, 2019	December 31, 2018
Investable assets:
Total investments	$2,089,972	$4,090,965
Cash and cash equivalents	39,755	200,841
Restricted cash and cash equivalents	33,171	130,148
Loan to related party	167,975	167,975
Funds withheld receivable	678,775	27,039
Total investable assets(13)	$3,009,648	$4,616,968

	September 30, 2019	December 31, 2018
Capital:
Preference shares	$465,000	$465,000
Common shareholders' equity	68,155	89,275
Total Maiden shareholders' equity	533,155	554,275
2016 Senior Notes	110,000	110,000
2013 Senior Notes	152,500	152,500
Total capital resources(14)	$795,655	$816,775

MAIDEN HOLDINGS, LTD.
NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

(1)
Book value per common share is calculated using Maiden common shareholders’ equity (shareholders' equity excluding the aggregate liquidation value of our preference shares) divided by the number of common shares outstanding.

(2)
Non-GAAP income (loss) from operations is a non-GAAP financial measure defined by the Company as net loss (income) attributable to Maiden excluding foreign exchange and other gains and losses, interest and amortization expenses, income tax (benefit) expense, loss (income) from discontinued operations, net of income tax and net income attributable to noncontrolling interest and should not be considered as an alternative to net loss (income). The Company’s management believes that non-GAAP income (loss) from operations is a useful measure of the Company’s underlying earnings fundamentals based on its underwriting and investment income before financing costs. This income (loss) from operations enables readers of this information to more clearly understand the essential operating results of the Company. The Company’s measure of non-GAAP income (loss) from operations may not be comparable to similarly titled measures used by other companies.

(3)
Dividends on preference shares consist of $0 paid to Preference shares - Series A for the three and nine months ended September 30, 2019 and $3,094 and $9,282 paid to Preference shares - Series A for the three and nine months ended September 30, 2018, respectively, $0 paid to Preference shares - Series C for the three and nine months ended September 30, 2019 and $2,938 and $8,816 paid to Preference shares - Series C for the three and nine months ended September 30, 2018, respectively, and $0 paid to Preference shares - Series D for the three and nine months ended September 30, 2019 and $2,513 and $7,538 paid to Preference shares - Series D for the three and nine months ended September 30, 2018, respectively.

(4)	Underwriting related general and administrative expenses is a non-GAAP measure and includes expenses which are segregated for analytical purposes as a component of underwriting loss.

(5)
Underwriting loss is a non-GAAP measure and is calculated as net premiums earned plus other insurance revenue less net loss and LAE, commission and other acquisition expenses and general and administrative expenses directly related to underwriting activities. Management believes that this measure is important in evaluating the underwriting performance of the Company and its segments. This measure is also a useful tool to measure the profitability of the Company separately from the investment results and is also a widely used performance indicator in the insurance industry.

(6) Calculated by dividing net loss and LAE by the sum of net premiums earned and other insurance revenue.
(7) Calculated by dividing commission and other acquisition expenses by the sum of net premiums earned and other insurance revenue.
(8) Calculated by dividing general and administrative expenses by the sum of net premiums earned and other insurance revenue.
(9) Calculated by adding together the commission and other acquisition expense ratio and the general and administrative expense ratio.
(10) Calculated by adding together the net loss and LAE ratio and the expense ratio.
(11) Non-GAAP operating income (loss) is a non-GAAP financial measure defined by the Company as net (loss) income attributable to Maiden common shareholders excluding realized investment gains and losses, total other-than-temporary impairment losses, foreign exchange and other gains and losses, (loss) income from discontinued operations, net of income tax, income (loss) from NGHC Quota Share run-off, interest expense paid resulting from the LPT/ADC Agreement and the Commutation Agreement, separation costs incurred due to retirement of former CEO and CFO and unamortized deferred gain on retroactive reinsurance and should not be considered as an alternative to net (loss) income. The Company's management believes that non-GAAP operating income (loss) is a useful indicator of trends in the Company's underlying operations. The Company's measure of non-GAAP operating income (loss) may not be comparable to similarly titled measures used by other companies.
(12) Non-GAAP operating return on average common equity is a non-GAAP financial measure. Management uses non-GAAP operating return on average common shareholders' equity as a measure of profitability that focuses on the return to Maiden common shareholders. It is calculated using non-GAAP operating income (loss) attributable to Maiden common shareholders divided by average Maiden common shareholders' equity.
(13) Investable assets is the total of the Company's investments, cash and cash equivalents, loan to a related party and funds withheld receivable.
(14) Total capital resources is the sum of the Company's principal amount of debt and Maiden shareholders' equity.
(15) During a period of loss, the basic weighted average common shares outstanding is used in the denominator of the diluted loss per common share computation as the effect of including potential dilutive shares would be anti-dilutive.
(16) Adjusted Total Maiden Shareholders' Equity and Adjusted Book Value per Common Share: Management has adjusted GAAP Maiden shareholders' equity by adding the unamortized deferred gain on retroactive reinsurance arising from the LPT/ADC Agreement relating to losses incurred subject to that agreement to Maiden shareholders' equity. As a result, by virtue of this adjustment, management has also computed the Adjusted Book Value per Common Share. The deferred gain represents amounts fully recoverable from Cavello and management believes adjusting for this shows the ultimate economic benefit of the LPT/ADC Agreement. We believe reflecting the economic benefit of this retroactive reinsurance agreement is helpful for understanding future trends in our operations, which will improve Maiden shareholders' equity over the settlement period.
(17) Non-GAAP underwriting income (loss), Non-GAAP loss and LAE ratio, and Non-GAAP combined ratio: Management has further adjusted the underwriting income (loss), as defined above, as well as the reported loss and LAE ratios and reported combined ratios by recognizing into income the unamortized deferred gain arising from the LPT/ADC Agreement relating to losses subject to that agreement. The deferred gain represents amounts fully recoverable from Cavello and management believes adjusting for this shows the ultimate economic benefit of the LPT/ADC Agreement on Maiden's underwriting income (loss). We believe reflecting the economic benefit of this retroactive reinsurance agreement is helpful for understanding future trends in our operations.